UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2016

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA	20166-6691 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (703) 467-1800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2016, Steven Lilly notified National Rural Utilities Cooperative Finance Corporation (the “Company”) that he will be retiring effective September 30, 2016, from his role as the Company’s Senior Vice President, Special Assets Management, and any other positions currently held with the Company and its affiliates. Following his retirement, Mr. Lilly has agreed to serve as a consultant for the Company for a limited period in connection with various post-closing matters related to the Company’s recently completed sale of Caribbean Asset Holdings (“CAH”), including the resolution of the related escrow.

In connection with his retirement and consulting role, the Company and S L Lilly & Associates, LLC (“Lilly LLC”), of which Mr. Lilly serves as President, entered into an Independent Contractor Services Agreement dated September 1, 2016 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Lilly LLC will serve as a consultant to the Company in connection with post-closing matters related to the CAH sale from October 1, 2016 until October 1, 2017 and be paid $17,500 per month during that term.

The foregoing description of the Consulting Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Consulting Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

The exhibits to this Current Report on Form 8-K are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

By:	/s/ J. Andrew Don
Name:	J. Andrew Don
Title:	Senior Vice President and Chief Financial Officer

Dated: September 1, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Independent Contractor Services Agreement, dated September 1, 2016, between the Company and S L Lilly & Associates, LLC.